Exhibit 10.2

FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENTS

This FIFTH AMENDMENT, dated as of December 15, 2004, to the separate Note Purchase Agreements, each dated as of April 30, 2001, is by and between Flow International Corporation, a Washington corporation (the “Company”), and Banc of America Securities LLC, as successor to the Original Purchasers referred to below (the “Noteholder”). Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreements referred to below (including as amended hereby).

RECITALS:

A. The Company, John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 4 Limited and Signature 5 L.P. (the “Original Purchasers”) heretofore entered into the separate Note Purchase Agreements, each dated as of April 30, 2001, as amended by the First Amendment to Note Purchase Agreements dated as of December 14, 2001, the Second Amendment to Note Purchase Agreements (the “Second Amendment”) dated as of September 16, 2002, the Third Amendment to Note Purchase Agreements (the “Third Amendment”) dated as of July 28, 2003 and the Fourth Amendment to Note Purchase Agreements (the “Fourth Amendment”) dated as of July 28, 2004 (as amended, the “Note Purchase Agreements”), under and pursuant to which there are outstanding (a) the Company’s 13% Senior Subordinated Notes, due April 30, 2008, in the original aggregate principal amount of $35,000,000 (the “Notes”), (b) certain Warrants to purchase common stock of the Company originally issued on May 31, 2001 (the “2001 Warrants”) and (c) certain Warrants to purchase common stock of the Company originally issued on July 28, 2004 (the “2004 Warrants” and together with the 2001 Warrants, the “Warrants”).

B. Pursuant to the terms of the Second Amendment, the Notes currently bear interest at the rate of 15% per annum, and the Default Rate applicable to overdue payments in respect of the Notes is 17% per annum.

C. In connection with the capitalization of interest due on the Notes pursuant to the terms of the Third Amendment and the Fourth Amendment, the Notes are currently outstanding in the aggregate principal amount of $45,499,123.04.

D. On December 8, 2004, the Original Purchasers sold all of the Notes, a portion of the 2001 Warrants and a portion of the 2004 Warants to the Noteholder.

E. The Company has advised the Noteholder that the lenders under the Senior Credit Agreement have agreed to (a) waive the Company’s compliance with certain reporting requirements in respect of the fiscal quarter ended July 31, 2004, (b) increase the Letter of Credit sublimit under the Senior Credit Agreement to $13,000,000, and (c) make certain other amendments to the terms of the Senior Credit Agreement and, in connection therewith, the Company seeks to amend the Note Purchase Agreements on the terms hereinafter set forth.

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F. The Noteholder is willing to amend the Note Purchase Agreements in the respects, but only in the respects, hereinafter set forth.

NOW, THEREFORE, the Company and the Noteholder, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1. AMENDMENTS.

Section 1.1. Reporting. Section 7.1 of the Note Purchase Agreements shall be amended by deleting the period at the end of clause (l) thereof and inserting a semicolon and the word “and” and adding a new clause (m) to read as follows:

“(m) Omax Litigation – the Company agrees to deliver to each Noteholder: (i) no later than the first Business Day of each calendar quarter, a written report in such detail as the Required Holders may reasonably require on the status and recent developments of the case Omax Corporation v. Flow International Corporation, United States District Court, Seattle, Washington, Case Number CV04-2334 (the “Omax Case”); (ii) promptly after the occurrence of any material development or event in the Omax Case, a written report in such detail as the Required Holders may reasonably require describing such development or event; and (iii) promptly upon the request of the Required Holders, any and all information reasonably requested by the Required Holders regarding the Omax Case and the merits of such litigation. In addition, the Company will cooperate with and assist the Noteholders, and their respective counsel, in determining the likelihood of the Company’s liability and the amount thereof in the Omax Case. Notwithstanding the foregoing, the Company and its counsel shall have no duty or obligation to provide the Noteholders with any information that the Company or its counsel determines is or may be subject to attorney-client, work product or other privilege.”

Section 1.2. Additional Event of Default. Section 12 of the Note Purchase Agreements shall be amended by deleting the period at the end of clause (k) thereof and inserting a semicolon and the word “or” and adding a new clause (l) to read as follows:

“(l) if there shall occur any event related to the Omax Case (including, without limitation, any impairment, whether by court order or otherwise, of the use by the Company and its Subsidiaries of the intellectual property which is the subject of such litigation) that has a Material Adverse Effect, or that materially increases any Noteholder’s risk that the Company will not repay the Notes.”

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SECTION 2. LIMITED WAIVERS, CONSENTS AND AGREEMENTS.

Section 2.1. Reporting Requirements for Fiscal Quarter Ended July 31, 2004. Subject to the terms and conditions of this Fifth Amendment, the Noteholder hereby (a) waives the Company’s compliance with its obligations under Sections 7.1(a) and 7.2 of the Note Purchase Agreements for the fiscal quarter ended July 31, 2004 and (b) waives any Event of Default under Section 12(d) of the Note Purchase Agreements resulting from the Company’s non-compliance with Sections 7.1(a) and 7.2 of the Note Purchase Agreements for such fiscal quarter; provided, that the Company shall deliver to the Noteholder the unaudited financial statements and Officer’s Certificates required by, and shall have otherwise fully complied with, Sections 7.1(a) and 7.2 of the Note Purchase Agreements in respect of the fiscal quarter ended July 31, 2004 no later than December 15, 2004. The failure of the Company to comply with this Section 2.1 on or before December 15, 2004 shall be deemed an Event of Default under the Note Purchase Agreement.

Section 2.2. Increase in Letter of Credit Facility. The Noteholder hereby consents to (a) the increase in the maximum Letter of Credit Usage under the Senior Credit Agreement from $5,000,000 to $13,000,000 as provided for in the Fourth Amendment to the Senior Credit Agreement dated as of December 8, 2004 (the “Fourth Amendment to Credit Agreement”), (b) the increases in the letter of credit fees payable in connection with outstanding letters of credit issued pursuant to the Senior Credit Agreement on the terms provided in said Fourth Amendment to Credit Agreement and (c) the Fourth Amendment to Credit Agreement in the form attached hereto as Exhibit A.

Section 2.3. Omax Litigation. It is acknowledged and agreed by the parties that the terms of Section 16 of the Note Purchase Agreements currently provide that the Company shall reimburse the Noteholders for all reasonable expenses incurred by them in connection with their investigation of the Omax Case, including, without limitation, reasonable attorneys fees incurred by the Noteholders in making an initial evaluation of the merits of each party’s claims and defenses and the reasonable range of the Company’s potential exposures, if any, in such litigation.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

To induce the Noteholders to execute and deliver this Fifth Amendment, the Company represents and warrants to the Noteholder (which representations and warranties shall survive the execution and delivery of this Fifth Amendment) that:

(a) this Fifth Amendment has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the execution, delivery and performance by the Company of this Fifth Amendment (A) does not require the consent or approval of any governmental or regulatory body or agency, and (B) will not (1) violate (x) any provision of law, statute,

FLOW INTERNATIONAL CORPORATION	FIFTH AMENDMENT

rule or regulation or its certificate of incorporation or bylaws, (y) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (z) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (2) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (B)(1)(z) of this clause (ii);

(c) as of the date hereof and after giving effect to this Fifth Amendment, no Default or Event of Default has occurred which is continuing;

(d) attached hereto as Exhibit A is a true, correct and complete copy of the Fourth Amendment dated as of December 8, 2004 to the Senior Credit Agreement; and

(e) attached hereto as Exhibit B is a true, correct and complete copy of the disclosure letter dated November 23, 2004 from the Company to the Senior Lenders regarding the case Omax Corporation v. Flow International Corporation, United States District Court, Seattle, Washington, Case Number CV04-2334.

SECTION 4. CONDITIONS TO EFFECTIVENESS OF THIS FIFTH AMENDMENT.

Section 4.1. Effective Date Conditions. This Fifth Amendment shall not become effective until, and shall become effective when:

(a) executed counterparts of this Fifth Amendment, duly executed by the Company and the Required Holders, and acknowledged and agreed to by each Domestic Guarantor, shall have been delivered to the Noteholder;

(b) the Company shall have paid to the Noteholder an amendment fee in the amount of Seventy-Five Thousand Dollars ($75,000) in respect of the Noteholder’s agreement to enter into this Fifth Amendment, which fee shall be deemed fully earned and nonrefundable when paid;

(c) the Noteholder shall have received a fully executed copy of the Fourth Amendment dated as of December 8, 2004 to the Second Amended and Restated Senior Credit Agreement, in form and substance satisfactory to it;

(d) the representations and warranties of the Company set forth in Section 3(a) hereof shall be true and correct on and with respect to the effective date hereof and the execution and delivery by the Company of this Fifth Amendment shall constitute the certification by the Company of the same; and

(e) the Noteholder shall have received confirmation of the consent of the Senior Lenders to the form of this Fifth Amendment in form satisfactory to it.

Upon satisfaction of all of the foregoing, this Fifth Amendment shall become effective, and the amendments to the Note Purchase Agreements provided for herein shall be deemed effective as

FLOW INTERNATIONAL CORPORATION	FIFTH AMENDMENT

of December 15, 2004 and waiver and consents provided for herein shall be deemed given. The date on which this Fifth Amendment becomes effective is hereafter referred to as the “Fifth Amendment Effective Date.”

Section 4.2. Post-Effective Date Condition. The Company shall comply with the following condition subsequent to the Fifth Amendment Effective Date. Failure to satisfy the condition subsequent set forth below within the time period indicated after the Fifth Amendment Effective Date shall constitute an Event of Default under Section 12(d) of the Note Purchase Agreement: within 60 days after the Fifth Amendment Effective Date, each Foreign Guarantor shall have executed and delivered a counterpart to the Consent of Guarantors attached to this Fifth Amendment.

Section 4.3. Counsel Fees. The Company agrees to pay upon demand, the fees and expenses of Chapman and Cutler, counsel to the Noteholder, in connection with the negotiation, preparation, approval, execution and delivery of this Fifth Amendment.

SECTION 5. RELEASE; NO DISCHARGE.

As additional consideration for the Noteholder’s entering into this Fifth Amendment, the Company hereby fully and unconditionally releases and forever discharges the Noteholder, its agents, employers, trustees, directors, officers, attorneys, auditors, financial advisors, affiliates, subsidiaries, predecessors as holders of the Notes, successors and assigns and all persons, firms, corporations and organizations acting on its behalf (the “Released Parties”) of and from any and all claims, liabilities, demands, obligations, damages, losses, actions and causes of action whatsoever which the Company may now have or claim to have against any Noteholder or any other Released Parties, whether presently known or unknown and of any nature and extent whatsoever, including, without limitation, on account of or in any way affecting, concerning or arising out of or founded upon this Fifth Amendment or the Note Documents, including but not limited to all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings between the parties up to and including the date hereof, including but not limited to, the administration or enforcement of the Notes, the Note Purchase Agreements or any of the other Note Documents. The obligations of the Company under the Note Documents and this Fifth Amendment shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

(a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of this Fifth Amendment, any Note Documents Document, any document relating to or evidencing any of the Noteholders’ Liens or applicable Law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect thereof; or

(b) any other act or thing or omission or delay to do any other act or thing which could operate as or be deemed to be a discharge of the Company as a matter of law, other than payment in full of all obligations evidenced by the Notes, including but not limited to all obligations under the Note Purchase Agreements, the Notes, the other Note Documents and this Fifth Amendment.

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SECTION 6. ENTIRE AGREEMENT.

The Company acknowledges that there are no other agreements, representations, either oral or written, expressed or implied, not embodied in this Fifth Amendment and the other Note Documents, which, together, represent a complete integration of all prior and contemporaneous agreements and understandings of the Company and the Noteholder. No party shall be bound by any oral agreement, and no rights or liabilities, either expressed or implied, shall arise on the part of any party, or any third party, until and unless the agreement on any given issue has been reduced to a written agreement executed in accordance with the provisions of Section 18 of the Note Purchase Agreements. No commitment on the part of the Noteholders exists to modify the Note Documents in any respect, and the Noteholders hereby specifically confirm that they make no such commitment and specifically advise that no action should be taken by the Company based upon any understanding that any such a commitment exists or on any expectation that any such commitment will be made in the future.

SECTION 7. THE COMPANY REMAINS IN CONTROL.

The Company acknowledges that it remains in control of its business and affairs and determines the business plan for, and employment, management and operating directions and decisions for its business and affairs.

SECTION 8. MISCELLANEOUS.

This Fifth Amendment shall be construed in connection with and as part of the Note Purchase Agreements, and except as modified and expressly amended by this amendment, all terms, conditions and covenants contained in the Note Purchase Agreements, the Notes, the Warrants and the other Note Documents are hereby ratified and confirmed and shall be and remain in full force and effect. The obligations of the Company under the Note Purchase Agreements, the Notes, the Warrants and the other Note Documents shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Note Purchase Agreements, the Notes, the Warrants or the other Note Documents or applicable law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect thereof; or (b) any other act or thing or omission or delay to do any other act or thing which could operate as or be deemed to be a discharge of the Company as a matter of law, other than payment in full of all obligations under the Note Purchase Agreements and the Notes and performance under the Warrants and the other Note Documents.

Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this amendment may refer to the Note Purchase Agreements without making specific reference to this amendment, but nevertheless all such references shall be deemed to include this amendment unless the context otherwise requires.

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This Fifth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

THIS FIFTH AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF WASHINGTON, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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IN WITNESS WHEREOF, the Company and the Noteholder have caused this Fifth Amendment to be executed, all as of the day and year first above written.

THE COMPANY:

FLOW INTERNATIONAL CORPORATION

By
Its

THE NOTEHOLDER:

BANC OF AMERICA SECURITIES LLC

By
Its

CONSENT OF GUARANTORS

Each undersigned guarantor (each a “Guarantor”) is a guarantor of the indebtedness, liabilities and obligations of Flow International Corporation, a Washington corporation (the “Company”) under the Note Purchase Agreements dated as of April 30, 2001 (as amended by the first, second, third, fourth and fifth amendments (collectively, the “Amendments”), and as the same may be amended in the future from time to time, the “Note Purchase Agreement”) and the other Note Documents referred to therein. All capitalized terms used but not defined in this consent shall have the meanings given them in the Note Purchase Agreement.

Each Guarantor acknowledges that it has received a copy of the Note Purchase Agreement (including without limitation, the Amendments) and each Guarantor consents to their contents and the other Note Documents (notwithstanding that such consent is not required). Each Guarantor ratifies and confirms that its guarantee of the obligations of the Company remains in full force and effect. The terms of the foregoing Fifth Amendment to Note Purchase Agreements are hereby agreed to as of the date first written above.

Each Guarantor hereby fully and unconditionally releases and forever discharges the Noteholders, their agents, employers, trustees, directors, officers, attorneys, auditors, financial advisors, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (the “Released Parties”) of and from any and all claims, liabilities, demands, obligations, damages, losses, actions and causes of action whatsoever which the Company may now have or claim to have against any Noteholder or any other Released Parties, whether presently known or unknown and of any nature and extent whatsoever, including, without limitation, on account of or in any way affecting, concerning or arising out of or founded upon this Fifth Amendment or the Note Documents, including but not limited to all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings between the parties up to and including the Fifth Amendment Effective Date.

This Consent may be executed in counterparts, each of which shall be deemed an original and part of the same consent.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

AVURE TECHNOLOGIES, INC.

By:
Name:
Title:

CIS ACQUISITION CORPORATION

By:
Name:
Title:

FLOW WATERJET FLORIDA CORPORATION

By:
Name:
Title:

FLOW ASIA CORPORATION

By:
Name:
Title:

FLOW EUROPE GMBH

By:
Name:
Title:

ATTACHMENTS

EXHIBIT A	–	Fourth Amendment To Second Amended And Restated Credit Agreement

EXHIBIT B	–	November 23, 2004 Disclosure Letter to Senior Lenders regarding Omax Litigation

EXHIBIT A

(to Fifth Amendment to Note Purchase Agreements)

[Attach Fourth Amendment to Senior Credit Agreement]

EXHIBIT B

(to Fifth Amendment to Note Purchase Agreements)

[Attach copy of November 23, 2004 Disclosure Letter regarding Omax Litigation]